Exhibit 10.12

FIRST MODIFICATION OF LEASE

THIS AGREEMENT, dated as of July 18, 2008, by and between AFFILIATED DEVELOPERS, INC., a New York corporation with offices at 54-65 48th Street, P.O. Box 780007, Maspeth, New York (hereinafter referred to as the “Landlord”) and NEOGENIX ONCOLOGY, INC., a New York corporation with offices at 445 Northern Boulevard, Suite 24, Great Neck, NY 11021 (hereinafter referred to as the “Tenant”), modifying a certain Lease dated March 17, 2005 (the “Lease”) by and between the parties for the premises located on the second floor of 445 Northern Boulevard, Great Neck, New York,

WITNESSETH:

WHEREAS, the Lease provided for the Tenant to occupy a portion of the Building containing approximately 1,641 rentable square feet known as Suite 24 (the “demised premises”); and

WHEREAS, Tenant desires to lease approximately, without representation, 2,890 rentable square feet of additional contiguous space from Landlord as shown on Exhibit A attached hereto and made a part hereof (“Additional Space”) and Landlord is willing to lease to Tenant the Additional Space upon the terms, covenants and conditions hereinafter set forth.

NOW, in consideration of the premises and of the sum of One Dollar ($ 1.00) paid by each of the parties to the other, which is hereby acknowledged, the parties covenant and agree as follows:

1.	The provisions of each of the “Whereas” paragraphs are restated herein and made a part of this First Modification of Lease.

2.	As of the “Commencement Date for the Additional Space” as defined in paragraph 3 of this Agreement, the Lease shall be modified to incorporate into the demised premises the Additional

Neogenix Oncology, Inc.	1
First Modification of Lease - 6-25-08

Space of 2,890 rentable square feet bringing the total square footage of the demised premises to 4,531 rentable square feet. Wherever the square footage is referred to in the Lease, it shall be deemed to be 4,531 rentable square feet as of the Commencement Date for the Additional Space.

3.

The “Commencement Date for the Additional Space” shall be the date upon which the Landlord’s Work as specified in Exhibit B attached hereto and made a part hereof, is Substantially Completed. “Substantially Completed” shall mean that Landlord’s Work Landlord’s Work as described on Exhibit D when there are only non-essential items or insubstantial details or mechanical adjustment that remain to be performed (i.e., cove base, punch list items, touch up painting) (“Punch List Items”) to be completed. If Landlord’s Work is delayed by Tenant Delays (as hereinafter defined), then the Landlord’s Work shall be considered substantially completed on such date the work would have been substantially completed if not for Tenant Delays. “Tenant Delays” shall mean any delays caused directly or indirectly by any change in Landlord’s Work, any additional work requested by Tenant, Tenant’s failure to make timely decisions with respect to any item of work and shall include, without limitation, any upgrades, substitutions, changes in material or choices of material which are not in stock) and any other delay caused directly or indirectly by the breach, default, negligence or acts or omissions of Tenant, its agents, employees, contractors, licensees or invitees including any delays caused directly or indirectly by the performance of any work or installation by Tenant and its contractors (including without limitation, telecommunications, data, computers, furniture, fixtures and equipment) or any changes to the plan attached hereto as Exhibit A or the items of work as set forth in Exhibit B. Landlord estimates, but does not warrant or represent, that Landlord’s Work shall be substantially completed on or about September 1, 2008. Upon

Neogenix Oncology, Inc.	2
First Modification of Lease - 6-25-08

substantial completion of Landlord’s Work: (i) Landlord and Tenant shall perform a walk-through of the Additional Space and a list of Punch List items shall be made, and (ii) Landlord and Tenant shall execute a commencement date agreement (the “Commencement Date Agreement for the Additional Space”) setting forth the Commencement Date for the Additional Space.

4.	The Expiration Date of the Lease (as modified herein) (“Expiration Date”) for the demised premises including the Additional Space shall be May 31, 2017 unless sooner terminated in accordance with the provisions of the Lease.

5.	Effective on the Commencement Date of the Additional Space, the fixed annual rent payable under Exhibit A – Rent Schedule shall be amended to provide the Per Annum Fixed Rent and Monthly Rent during the period from the Commencement Date of the Additional Space through the Expiration Date of the Lease as follows:

RENT PERIOD	PER ANNUM RENT	MONTHLY RENT
Commencement Date for Additional Space through 4/30/09	$112,142.25	$9,345.19
5/1/09 – 4/30/10	$116,627.94	$9,719.00
5/1/10 – 4/30/11	$121,293.06	$10,107.76
5/1/11 – 4/30/12	$126,144.78	$10,512.07
5/1/12 – 4/30/13	$131,190.57	$10,932.55
5/1/13 – 4/30/14	$136,438.19	$11,369.85
5/1/14 – 4/30/15	$141,895.72	$11,824.64
5/1/15 – 4/30/16	$147,571.55	$12,297.63
5/1/16 – 4/30/17	$153,474.41	$12,789.53

If the Commencement Date for the Additional Space falls on a day other than the first of the month, the Monthly Rent shall be pro-rated for the partial month on the Additional Space portion of the Monthly Rent only.

Neogenix Oncology, Inc.	3
First Modification of Lease - 6-25-08

6.	Tenant acknowledges that the Additional Space will have additional separate electric meters. Landlord shall connect all electric for the lights and outlets in the Additional Space to one or more of the separate meters which cover (or will cover) Tenant’s demised premises and Additional Space. Tenant shall make application to the local utility company for service to all meters for the demised premises and Additional Space. All charges for the electric shall be in accordance with the terms of the Lease. Tenant’s meter for the demised premises is #69076741. The additional meter number(s) shall be provided to Tenant.

7.	Effective on the Commencement Date of the Additional Space, paragraph 33 of the Lease shall be modified by changing the Tenant’s Proportionate Share defined as “6.83%” to “18.87%”.

8.

Tenant represents and warrants that Tenant has not dealt with any broker in connection with this First Modification of Lease, and no broker negotiated this First Modification of Lease or is entitled to any commission in connection therewith, and the execution and delivery of this First Modification of Lease shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant agrees to indemnify, defend and save Landlord harmless from any brokerage commissions or like fees and all costs, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from claims by any broker or agent claiming to have dealt with Tenant in connection with this First Modification of Lease. Landlord represents and warrants that Landlord has not dealt with any broker in connection with this First Modification of Lease, and no broker negotiated this First Modification of Lease or is entitled to any commission in connection therewith, and the execution and delivery of this First Modification of Lease shall be conclusive evidence that Tenant has relied upon the foregoing representation and warranty. Landlord agrees to indemnify, defend and save Tenant harmless

Neogenix Oncology, Inc.	4
First Modification of Lease - 6-25-08

from any brokerage commissions or like fees and all costs, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from claims by any broker or agent claiming to have dealt with Landlord in connection with this First Modification of Lease.

9.	It is expressly understood and agreed that Tenant is taking the Additional Space “AS IS” except as set forth on the attached Exhibit B Landlord’s Work. Landlord is not responsible to do any work to make the Additional Space ready for Tenant’s occupancy except as set forth on Exhibit B Landlord’s Work. The layout of the space shall be as set forth on Exhibit A Plan. Landlord’s Work shall be performed in compliance with all applicable laws, ordinances and regulations and the Additional Space shall be built in accordance with all applicable laws, ordinances and regulations. Tenant’s acceptance of the Additional Space in its “AS IS” condition does not alter, increase or diminish any of Landlord’s maintenance, repair and/or replacement obligations contained in the Lease.

10.	This First Modification of Lease sets forth the entire understanding and agreement of the parties with respect to the subject matter covered by this First Modification of Lease and all prior and contemporaneous understandings and agreements regarding the subject matter of this First Modification of Lease are herein merged; it being understood and agreed that the Lease as modified by this First Modification of Lease sets forth the entire understanding and agreement between the parties with respect to the subject matter of the Lease as modified by this First Modification of Lease.

11.	Except as modified herein, in all other respects, the Lease remains in full force and effect.

Neogenix Oncology, Inc.	5
First Modification of Lease - 6-25-08

IN WITNESS WHEREOF, the parties hereto have set their respective hands and seal the day and year first above-written.

AFFILIATED DEVELOPERS, INC.

By:	/s/ Joseph S. Parisi
Joseph S. Parisi, President

NEOGENIX ONCOLOGY, INC.

By:	/s/ Peter Gordon
Peter Gordon, CFO

Neogenix Oncology, Inc.	6
First Modification of Lease - 6-25-08

EXHIBIT A

PLAN OF DEMISED PREMISES INCLUDING ADDITIONAL SPACE

Neogenix Oncology, Inc.	7
First Modification of Lease - 6-25-08